UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement with C&Co Europe Acquisition LLC

On August 19, 2014, IFMI, LLC (the “Seller”), a Delaware limited liability company and a direct subsidiary of Institutional Financial Markets, Inc. (the “Company”), a Maryland corporation, entered into a Share Purchase Agreement (the “Purchase Agreement”), by and between the Seller and C&Co Europe Acquisition LLC, a Delaware limited liability company in which Daniel G. Cohen (“Cohen”), Vice Chairman of the Company’s Board of Directors, Vice Chairman of the Seller, the President and Chief Executive of the Company’s European Business and President of CCFL, is the sole member (the “Buyer”). Pursuant to the Purchase Agreement, the Seller will sell to the Buyer and the Buyer will purchase from the Seller all of the issued and outstanding shares of (a) Cohen and Company Financial Limited (formerly known as EuroDekania Management Limited), a company incorporated under the laws of England and Wales (“CCFL”) (such shares, the “CCFL Shares”), and (b) Cohen & Compagnie, SAS, a company organized under the laws of France (“C&C”) (such shares, the “C&C Shares” and together with the CCFL Shares, the “Shares”). The Company anticipates that the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”) will occur during the fourth quarter of 2014 or the first quarter of 2015.

Pursuant to the Purchase Agreement, on the date of the Closing (such date shall be referred to as the “Closing Date”), the Buyer will pay to the Seller $4,750,000 in cash for the Shares, subject to certain adjustments. Additionally, the Buyer will be obligated to (a) cause the settlement of intercompany accounts of CCFL, C&C and Unicum Capital, S.L., a wholly owned subsidiary of CCFL (“Unicum” and collectively with CCFL and C&C, the “Sold Companies”) owed to the Seller (the “Intercompany Payables”) prior to March 31, 2015 and (b) pay to the Seller 100% of the revenue of the Sold Companies (including the amount of proceeds from any sale, transfer, liquidation, dissolution or other disposition of their shares or assets), accruing from and after May 31, 2014, not to exceed $3,950,000 (the “Revenue Share”) to be paid beginning on the earlier of the Closing Date and September 30, 2014 (the “Revenue Measure Date”) and ending when the Buyer has paid to the Seller the full amount of the Revenue Share. Following the Revenue Measure Date, the Buyer will pay to or cause to be delivered to the Seller a portion of the Revenue Share in each subsequent year as follows: (a) up to $2,250,000 during the second 12-month period following the Revenue Measure Date; (b) up to $1,000,000 during the third 12-month period following the Revenue Measure Date; and (c) up to $700,000 during the fourth 12-month period following the Revenue Measure Date.

The Buyer’s obligation to pay the full amount of the Revenue Share (reduced by any amounts previously received by the Seller) will be accelerated and immediately paid to the Seller if any of the following occur: (a) a sale of shares of any of the Sold Companies to any party unless the terms of the sale and the purchasing party are reasonably satisfactory to the Seller and the purchasing party assumes all obligations of the Buyer to pay the Revenue Share; (b) a merger with, consolidation with or sale of assets to any party unless reasonably satisfactory to the Seller; (c) any of the Sold Companies dissolves or liquidates, with certain exceptions; or (d) any breach by the Buyer of its obligation to pay the Revenue Share that remains uncured by the Buyer for ten business days following notice.

Until the Seller has received the full Revenue Share, the Seller is subject to certain restrictions, including that the Seller may not take any action in its capacity as an investor in debt or equity securities or (except as required by fiduciary duties) in its capacity as an investment manager, (a) to terminate, assign, waive or amend any provision of the certain collateral management agreements of the Seller or (b) with respect to the collateral or assets relating to those collateral management agreements, in each case in a manner that would reduce the amount or timing of fees paid to the Seller under such agreements without the consent of the Buyer.

Pursuant to the Purchase Agreement, the Seller maintains the right, before and after the Closing, to initiate and enter into discussions or negotiations to sell or otherwise transfer the Munda CLO I B.V. collateral management agreements (the “Munda Business”) to a third party. If the Seller accepts a proposal for the Munda Business and the consummation of the sale has not occurred prior to the Closing, the Buyer will cooperate to close the Munda transaction and convey all of the assets of the Munda Business to the buyer of the Munda Business. The Seller will be entitled to receive all proceeds from such a sale.

Under the Purchase Agreement, the Closing is subject to the satisfaction of certain conditions, including, without limitation, that (a) the “Change of Controller” approval from the U.K. Financial Conduct Authority with respect to the Sold Companies must have been received; (b) as to the Seller’s obligations, the go-shop period (described further below) must have expired; and (c) as to the Seller’s obligations, the closing of the sale of the Munda Business must have occurred if the Seller, CCFL or C&C enters into an agreement regarding the sale of the Munda Business between signing the Purchase Agreement and the Closing.

Pursuant to the Purchase Agreement, from the signing date and continuing until the earlier of (a) 90 days after the signing date and (b) the date that the Special Committee of the Board of Directors of the Company (the “Special Committee”), which was formed for the purpose of evaluating and negotiating the Transaction, elects in its sole discretion to end such period (which may not be earlier than 30 days after the signing date) (such end date, the “No-Shop Period Start Date”), the Seller has the right to (x) initiate, solicit, facilitate and encourage acquisition proposals and (y) enter into and maintain discussions or negotiations with respect to acquisition proposals for the purchase of CCFL, C&C and their subsidiaries. After the No-Shop Period Start Date, the Seller is required to cease all such discussions (except with respect to the Munda Business as described above). If prior to the No-Shop Period Start Date, the Seller receives an acquisition proposal which is determined to constitute a superior proposal to that offered by the Buyer (after permitting the Buyer to improve its terms), then (a) the Seller may terminate the Purchase Agreement and enter into definitive agreements with respect to that superior proposal and (b) if the person that enters into a definitive agreement with the Seller with respect to that superior proposal that includes the Munda Business (the “Munda Buyer”) and the Seller are unable to obtain any consent in respect of that superior proposal to provide the Munda Buyer with the rights and benefits under the collateral management agreements constituting the Munda Business, if requested by the Munda Buyer and if the Seller enters into a services agreement with the Buyer, then the Buyer and Cohen will enter into a sub-advisory agreement with CCFL or another person designated by the Munda Buyer in connection with the consummation of the superior proposal.

Pursuant to the Purchase Agreement, each party will bear its own expenses in connection with the Transaction. However, if the Seller terminates the Purchase Agreement for a superior acquisition proposal (as described above) and such acquisition closes, then the Seller must make certain payments to the Buyer and/or Cohen, including (a) reimbursement of the Buyer’s and its affiliates’ out-of-pocket expenses incurred in connection with the Transaction (including fees and expenses of counsel), up to $200,000; (b) payment of $3,000,000, plus the pro-rata portion of the allocation and supplemental allocation bonus amounts described in the Amended and Restated Employment Agreement, dated as of May 9, 2013, by and among the Seller, the Company, Cohen, C&Co/PrinceRidge Holdings LP and C&Co/PrinceRidge Partners LLC (the “Cohen Employment Agreement”) to Cohen following Cohen’s termination of the Cohen Employment Agreement, subject to Cohen’s execution of the release contemplated by the Cohen Employment Agreement; and (c) 25% of the amount of the proceeds in excess of $11,700,000 from the closing of the transaction related to the superior proposal (net of transaction expenses and not including any proceeds from the Munda Business or the business of performing management services in respect of EuroDekania, Ltd. or EuroDekania Operating Company, LLC).

The Purchase Agreement contains customary termination provisions and the Buyer and the Seller offer customary indemnifications thereunder. Further, the Buyer and the Seller provide each other with customary representations and warranties and the Company makes customary covenants relating to the operation of the businesses of the Sold Companies pending the Closing.

Guaranty by Daniel G. Cohen

Contemporaneously with the execution of the Purchase Agreement, Cohen entered into a Guaranty Agreement (the “Guaranty”) pursuant to which Cohen personally guaranteed the full and prompt payment of the payment obligations of the Buyer under the Purchase Agreement with respect to payments to be made to the Seller at the Closing, any purchase price adjustment and the settlement of the Intercompany Payables. The Guaranty will terminate when these payment obligations of the Buyer have been paid to the Seller.

Trust Deed

If the Munda Business is not sold prior to Closing, on the day prior to the Closing, CCFL and the Seller will enter into a Trust Deed (the “Trust Deed”) pursuant to which CCFL will serve as the trustee of the collateral management agreements constituting the Munda Business for the benefit of the Seller for a fee of $15,000 per month. The Trust Deed provides for the revenue of the Munda Business to be provided to the Seller while CCFL retains legal title. Following the Closing, the Seller may elect to sell the Munda Business to a third party and CCFL will be required to assist with and consummate the sale. CCFL will use commercially reasonable efforts to maintain the Munda Business and to preserve business relationships with customers, vendors, employees, strategic partners and others having business dealings with CCFL in connection with the Munda Business. If CCFL receives any proceeds in connection with a sale of any of the income, rights, title, benefits and interests arising or derived from the Munda Business in favor of the Seller, then CCFL will place those proceeds into a trust account for payment to the Seller.

Pledge and Call Agreement

At the Closing, Cohen Bros. Financial LLC (“Cohen Bros.”), an affiliate of the Buyer, will sign a Pledge and Call Agreement (the “Pledge”) pursuant to which Cohen Bros. will pledge, and grant a call right in, the 4,983,557 units of limited liability company interests (the “Units”) it owns in the Seller to the Seller, as security for the Buyer’s full and timely payment of the Revenue Share. If the Units are converted into shares of capital stock of the Company pursuant to their terms, the shares of stock will become collateral under the Pledge. The Pledge will terminate when Seller receives full payment of the Revenue Share. If the Buyer fails to make payments of a portion of the Revenue Share when due, subject to a cure period, (a) the Units will be deemed to be held by the Seller with all voting and other powers or rights of ownership pertaining to the Units and (b) the Seller may foreclose on the Units or exercise its call right with respect to the Units to acquire all or a portion of the Units in exchange for the satisfaction of the portion of the Revenue Share that is due.

Transition Services Agreement

At the Closing, the Buyer and the Seller will enter into a Transition Services Agreement (the “TSA”) pursuant to which the Seller will provide, directly or through a subsidiary or affiliate, certain support services for a fee of $15,000 per month. The Seller is also entitled to reimbursement from the Buyer of all reasonable incremental out-of-pocket costs and expenses.

Assumption Agreement

At the Closing, the Seller, the Buyer, the Sold Companies, and CK Capital Partners BV (“CK”), an affiliate of the Company, will enter in an Assumption Agreement (the “Assumption Agreement”) pursuant to which the Sold Companies and CK will acknowledge their respective obligations and liabilities under certain contracts and agree to discharge and perform the obligations under those contracts.

Employment Agreement Termination and Release Agreement

At the Closing, the Company, the Seller, C&Co/PrinceRidge Holdings LP, C&Co/PrinceRidge Partners LLC (collectively, the “Released Parties”) and Cohen will enter into an Employment Agreement Termination and Release Agreement (the “Termination and Release”) pursuant to which Cohen will waive his rights to receive certain payments contemplated by the Cohen Employment Agreement in addition to releasing and waiving any claims he may have against the Released Parties prior to the Closing. Cohen will continue to serve as Vice Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Managers of the Seller, and Cohen’s options, warrants and other rights will not be terminated. Pursuant to the Termination and Release the Restricted Stock Award between the Company and Cohen, dated January 15, 2013 (the “Restricted Stock Award”), will be amended to provide that the restrictions with respect to the Restricted Shares (as defined in the Restricted Stock Award) granted pursuant to the Restricted Stock Award will immediately lapse effective as of the Closing Date.

Munda Subadvisory and Services Agreements

As described above, if the Special Committee receives an acquisition proposal prior to the No-Shop Period Start Date which the Special Committee determines to constitute a superior proposal for the Munda Business and the Seller is unable to obtain the required consent to provide the Munda Buyer with the rights and benefits under the collateral management agreements constituting the Munda Business, if requested by the Munda Buyer and if the Seller enters into a services agreement with the Buyer, then the Buyer and Cohen will enter into a sub-advisory agreement with CCFL or another person designated by the Munda Buyer. In this case, Cohen will provide the services that are required to be performed by the collateral manager pursuant to the collateral management agreement constituting the Munda Business and the Seller will provide services to support Cohen. Cohen will be paid $15,000 per month for providing these sub-advisory services.

The foregoing descriptions of the Purchase Agreement, the Guaranty and the exhibits to the Purchase Agreement, including the Trust Deed, the Pledge, the TSA, the Assumption Agreement, the Termination and Release and the services agreement and sub-advisory agreement do not purport to be complete and are qualified in their entirety by reference to full text of the Purchase Agreement (including the Trust Deed, the Pledge, the TSA, the Assumption Agreement, the Termination and Release and the services agreement and sub-advisory agreement that are exhibits to the Purchase Agreement) and the Guaranty, which are attached hereto as Exhibit 10.1 (as to the Purchase Agreement and its exhibits) and Exhibit 10.2 (as to the Guaranty) and are incorporated herein by reference.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) whether and when the transactions contemplated by the Purchase Agreements will be consummated, (f) the ability to attract and retain personnel, (g) litigation and regulatory issues, (h) competitive pressure, (i) an inability to generate incremental income from acquired businesses, (j) unanticipated market closures due to inclement weather or other disasters, (k) satisfaction of closing conditions under the definitive purchase agreements, (l) approval by the Company’s shareholders of the contemplated transactions, and (m) closing of the contemplated transactions. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Share Purchase Agreement, dated as of August 19, 2014, by and between IFMI, LLC and C&Co Europe Acquisition LLC.**

10.2*	Guaranty Agreement, dated as of August 19, 2014, by Daniel G. Cohen in favor of IFMI, LLC.

99.1*	Press Release, dated August 20, 2014, announcing IFMI, LLC’s entering into the Purchase Agreement.

*	Filed electronically herewith.
**	Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: August 22, 2014	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer